Exhibit 13.2

CERTIFICATION PURSUANT TO
18 U.S.C.  SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES–OXLEY ACT OF 2002

In connection with the Annual Report of Durban Roodepoort Deep, Limited (the “Company”) on Form 20-F for the period ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ian Louis Murray, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes–Oxley Act of 2002, that:

(1)                                  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Ian Louis Murray
Ian Louis Murray Chief Executive Officer and Chief Financial Officer December 30, 2003